Exhibit 10.2

Deferred Compensation Plan
As Amended and Restated Effective ~~February 15, 2025~~May 13, 2026

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service, or any other governmental entity. An adopting Employer must determine whether the Plan is subject to the Federal securities laws and the securities laws of the various states. An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation. FMR LLC, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer’s attorney prior to execution.

Preamble
The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented, and administered in a manner consistent therewith.

Article 1 - General
1.1.Plan
The Plan will be referred to by the name specified in the Adoption Agreement.
1.2.Effective Dates
(a)Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.
(b)Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except as otherwise provided in the Adoption Agreement, all amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.
(c)Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.
1.3.Amounts Not Subject to Code Section 409A
Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on December 31, 2004.

Article 2 - Definitions
Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
2.1Account
“Account” means an account and any subaccounts established for the purpose of recording amounts credited on behalf of a Participant and any earnings, expenses, gains, losses, or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.
2.2Administrator
“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.
2.3Adoption Agreement
“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.
2.4Beneficiary
“Beneficiary” means the persons, trusts, estates, or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.
2.5Board or Board of Directors
“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.
2.6Bonus
“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.
2.7Change in Control
“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.
2.8Code
“Code” means the Internal Revenue Code of 1986, as amended.
2.9Compensation
“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.10Director
“Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.
2.11Disability
“Disability” means that a Participant is disabled as defined in Section 6.01(i) of the Adoption Agreement.
2.12Eligible Employee
“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.
2.13Employer
“Employer” means the Plan Sponsor and any other Related Employer that is listed in Section 1.04 of the Adoption Agreement and which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.
2.14 ERISA
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
2.15 Identification Date
“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.
2.16 Key Employee
“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.
2.17 Participant
“Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.
2.18 Plan
“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor, and as amended from time to time.
2.19 Plan Sponsor
“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.

2.20 Plan Year
“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.
2.21 Related Employer
“Related Employer” means the Plan Sponsor and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Plan Sponsor and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Plan Sponsor.
2.22 Retirement
“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.
2.23 Separation from Service
“Separation from Service” means the date that the Participant dies, retires, or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.
Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).
An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract, all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.
If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the Board of Directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a Director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a Director.
If a Participant provides services both as an employee and as a member of the Board of Directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a Director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a Director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.
All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.
2.24 Unforeseeable Emergency
“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
2.25Valuation Date
“Valuation Date” means each business day of the Plan Year that the New York Stock Exchange is open.
2.26Years of Service
“Years of Service” means each one-year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

Article 3 - Participation
3.1.Participation
The Participants in the Plan shall be those Eligible Employees and Directors of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.
3.2.Termination of Participation
The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service, the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

Article 4 - Participant Elections
4.1.Deferral Agreement
If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee and Director may elect to defer his or her Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.
A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation. An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.
A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3, a deferral agreement becomes irrevocable at the close of the specified period.
4.2.Amount of Deferral
An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.
4.3.Timing of Election to Defer
Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided the Participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ within the meaning of Treas. Reg. § 1.409A-2(a)(8). In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Treas. Reg. § 1.409A-2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.
Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 4.01(b)(ii) of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his or her deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee or Director can be treated as initially eligible in accordance with Treas. Reg. § 1.409A-2(a)(7).
4.4.Election of Payment Schedule and Form of Payment
All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.
(a)If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. Prior to the time required by Treas. Reg. § 1.409A-2, the Eligible Employee or Director shall elect a distribution event (which includes a specified time) and a form of payment for any Employer contributions that may be credited to the Participant’s Account during the Plan Year. If an Eligible Employee or Director fails to elect a distribution event, he or she shall be deemed to have elected Separation from Service as the distribution event. If he or she fails to elect a form of payment, he or she shall be deemed to have elected a lump sum form of payment.
(b)If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director first completes a deferral agreement but in no event later than the time required by Treas. Reg. § 1.409A-2, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his or her Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee or Director fails to elect a distribution event, he or she shall be deemed to have elected Separation from Service in the distribution event. If the Participant fails to elect a form of payment, he or she shall be deemed to have elected a lump sum form of payment.

Article 5 - Employer Contributions
5.1.Matching Contributions
If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.
5.1.Other Contributions
If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution or contributions determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. These contributions will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

Article 6 - Accounts and Credits
6.1.Establishment of Account
For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator may establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.
6.2.Credits to Account
A Participant’s Account will be credited for each Plan Year with the amount of his or her elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions, if any, treated as allocated on his or her behalf under Article 5.

Article 7 - Investment of Contributions
7.1.Investment Options
The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.
7.2.Adjustment of Accounts
The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains, and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

Article 8 - Right to Benefits
8.1.Vesting
A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his or her Account attributable to his or her elective deferrals made in accordance with Section 4.1.
A Participant’s right to the amounts credited to his or her Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement. Upon a Separation from Service and after application of the provisions of Section 7.01 of the Adoption Agreement, the Participant shall forfeit the nonvested portion of his or her Account.
8.2.Death
The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.
A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator. Whenever a Participant designates a new Beneficiary, all former Beneficiary designations by such Participant shall be revoked automatically. If a Participant and the Participant’s spouse divorce, any designations of the spouse as Beneficiary shall become null and void. The former spouse shall be treated as the Beneficiary under the Plan only if after the divorce is final, the Participant expressly re-designates the former spouse as the Participant’s Beneficiary.
A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his or her estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.
8.3.Disability
If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be based on the definition of Disability in Section 6.01(i) of the Adoption Agreement and in a manner consistent with the requirements of Code Section 409A.

Article 9 - Distribution of Benefits
9.1.Amount of Benefits
The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.
9.2.Method and Timing of Distributions
Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a six-month delay for certain distributions to Key Employees, distributions following a payment event shall commence at the time specified in Section 6.01(a) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment, provided the election does not take effect for at least twelve months from the date on which the election is made. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Treas. Reg. § 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.
9.3.Unforeseeable Emergency
A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be met from other sources reasonably available to the Participant. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state, foreign or local income taxes and penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to an Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he or she experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by section 9.6.
9.4.Payment Election Overrides
If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan

Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his or her Beneficiary regardless of whether the Participant had made different elections of time and/or form of payment or whether the Participant was receiving installment payments at the time of the event.
9.5.Cashouts of Amounts Not Exceeding Stated Limit
If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he or she incurs a Separation from Service for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such Separation from Service regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his or her Account or whether the Participant was receiving installments at the time of such termination. A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.
9.6.Required Delay in Payment to Key Employees
Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his or her Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).
(a)A Participant is treated as a Key Employee if: (i) he or she is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he or she satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the twelve month period ending on the Identification Date.
(b)A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.
(c)The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements: (i) is reasonably designed to include all Key Employees, (ii) is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and (iii) results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date. Use of an alternative method that satisfies the requirements of this Section 9.6(c) will not be treated as a change in the time and form of payment for purposes of Treas. Reg. § 1.409A-2(b).
(d)The six-month delay does not apply to payments described in Section 9.9(a), (b) or (d) or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he or she incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.
9.7.Change in Control
If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the

Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.
If a Participant continues to make deferrals in accordance with Article 4 after he or she has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he or she makes in accordance with Article 4 or upon his or her death or Disability as provided in Article 8.
Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.
(a)Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to: (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.
(b)Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treas. Reg. § 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.
(c)Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(d)Change in the Effective Control of a Corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s Board of Directors is replaced during any twelve month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(e)Change in the Ownership of a Substantial Portion of a Corporation’s Assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8.Permissible Delays in Payment
Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances (as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis):
(a)The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the

Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.
(b)The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.
(c)The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

9.9.Permitted Acceleration of Payment
The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Treas. Reg. § 1.409A-3(j)(4), including the following events:
(a)Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).
(b)Compliance with Ethics Agreement and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.
(c)De Minimis Amounts. A payment may be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), and (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other plans that are aggregated with the Plan under Treas. Reg. § 1.409A-1(c)(2).
(d)FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.
(e)Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
(f)Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(g)Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

Article 10 - Amendment and Termination
10.1.Amendment by Plan Sponsor
The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors or other authorized person. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his or her Account which had accrued and vested prior to the amendment.
10.2.Plan Termination Following Change in Control or Corporate Dissolution
If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Treas. Reg. § 1.409A-1(c)(2) are also terminated so that all Participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable.
10.3.Other Plan Terminations
The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Treas. Reg. § 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the date the Plan Sponsor takes all necessary action to irrevocably terminate and liquidate the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan Sponsor. The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

Article 11 - The Trust
11.1.Establishment of Trust
The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. In the event that the Plan Sponsor wishes to establish a trust to provide a source of funds for the payment of Plan benefits, any such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Code. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.
11.2.Trust
Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.
11.3.Investment of Trust Funds
Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

Article 12 - Plan Administration
12.1.Powers and Responsibilities of the Administrator
The Administrator has the full power and the full responsibility to administer the Plan in all of its details; subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:
(a)To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;
(b)To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;
(c)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
(d)To administer the claims and review procedures specified in Section 12.2;
(e)To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;
(f)To determine the person or persons to whom such benefits will be paid;
(g)To authorize the payment of benefits;
(h)To make corrections and recover the overpayment of any benefits;
(i)To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;
(j)To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;
(k)By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.
12.2.Claims and Review Procedures
(a)Claims Procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. If the claim involves a Disability, the denial must also include the standards that governed the decision, including the basis for disagreeing with any health care professionals, vocational professionals or the Social Security Administration as well as an explanation of the scientific or clinical judgment underlying the denial. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability, which may be extended an additional 30 days) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.
(b)Review Procedure. Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his or her duly authorized representative) may (i) file a written request with the Administrator for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the

Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.
If the claim is regarding Disability, and the determination of Disability has not been made by the Social Security Administration, the Railroad Retirement Board, or under the Plan Sponsor’s long-term disability plan, the person may, upon written request and free of charge, also receive the identification of medical or vocational experts whose advice was obtained in connection with the denial of a claim regarding Disability, even if the advice was not relied upon.
Before issuing any decision with respect to a claim involving Disability, the Administrator will provide to the person, free of charge, the following information as soon as possible and sufficiently in advance of the date on which the response is required to be provided to the person to allow the person a reasonable opportunity to respond prior to the due date of the response:
•Any new or additional evidence considered, relied upon, or generated by the Administrator or other person making the decision; and
•A new or additional rationale if the decision will be based on that rationale.
c.Exhaustion of Claims Procedures and Right to Bring Legal Claim. No action at law or equity shall be brought more than one year after the Administrator’s affirmation of a denial of a claim, or, if earlier, more than four years after the facts or events giving rise to the claimant’s allegation(s) or claim(s) first occurred.
12.3.Plan Administrative Costs
All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan to the extent not paid by the Employer.

Article 13 - Miscellaneous
13.1.Unsecured General Creditor of the Employer
Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2.Employer's Liability
Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.
13.3.Limitation of Rights
Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.
13.4.Anti-Assignment
Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the Administrator, to satisfy any debt or liability to the Employer.
13.5.Facility of Payment
If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his or her affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6.Notices
Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.
13.7.Tax Withholding
If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant or from amounts deferred, as permitted by law, or otherwise make appropriate arrangements with the Participant or his or her Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.
13.8.Indemnification
(a)Each Indemnitee (as defined in Section 13.8(e)) shall be indemnified and held harmless by the Employer for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action), to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined in subsection (e)). No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or (2) there is a settlement to which the Employer does not consent.
(b)The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Employer in advance of the final disposition of the Proceeding, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated; provided that, if such law requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only on delivery to the Employer of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.
(c)Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his or her heirs, executors, and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment, or restatement of the Plan.
(d)The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.
(e)For the purposes of this Section, the following definitions shall apply:
•"Indemnitee” shall mean each person serving as an Administrator (or any other person who is an employee, Director, or officer of the Employer) who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was performing administrative functions under the Plan.

•“Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Employer), whether civil, criminal, administrative, investigative, or through arbitration.

13.9.Successors
The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.
13.10.Disclaimer
It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.
13.11.Governing Law
The Plan will be construed, administered, and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

Deferred Compensation Plan
Adoption Agreement
(as Amended and Restated Effective ~~February 15, 2025~~May 13, 2026)

1

Adoption Agreement
1.01Preamble
By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]
(a)☐ adopts a new plan as of [month, day, year]
(b)☒ amends and restates its existing plan as of ~~February 15, 2025~~May 13, 2026 which is the Amendment Effective Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.
Original Effective Date: April 1, 2001
Pre-409A Grandfathering: ☐ Yes ☒ No
By executing this Adoption Agreement, the Plan Sponsor (as defined below) has adopted the Plan (as defined below) consisting of the Basic Plan Document along with this Adoption Agreement (and any exhibits or scheduled attached hereto). The Plan Sponsor, by completing this Adoption Agreement has made the specific choices regarding plan design as set forth in the Adoption Agreement together with the detailed additional provisions set out in the Basic Plan Document. All capitalized terms used in this Adoption Agreement have the same meaning given in the Basic Plan Document.
1.02Plan

Plan Name:	First Interstate BancSystem, Inc. Deferred Compensation Plan

Plan Year:	January 1 – December 31
1.03Plan Sponsor

Name:	First Interstate BancSystem, Inc.

Address:	401 North 31st Street, Billings, Montana 59116-0918

Phone #:	(406)255-5375

EIN #:	81-0331430

Fiscal Year:	December 31
Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market? ☒ Yes ☐ No
1.04Employer
2

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan [insert “Not Applicable” if none have been authorized]:

Entity	Publicly Traded on Est. Securities Market
	Yes	No
Not Applicable	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
1.05Administrator
The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	First Interstate BancSystem, Inc.

Address:	401 North 31st Street, Billings, Montana 59116-0918
Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.
1.06Key Employee Determination Dates
The Employer has designated April 1 as the Identification Date for purposes of determining Key Employees.
In the absence of a designation, the Identification Date is December 31.
The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Key Employees.
In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

3

2.01Participation
a.☒ Employees [complete (i), (ii) or (iii)]
i.☒ Eligible Employees are selected by the Employer.
ii.☐ Eligible Employees are those employees of the Employer who satisfy the following criteria:

iii.☐ Employees are not eligible to participate.
b.☒ Directors [complete (i), (ii) or (iii)]
i.☐ All Directors are eligible to participate.
ii.☒ Only Directors selected by the Employer are eligible to participate.
iii.☐ Directors are not eligible to participate.
Directors emeritus, advisory directors, and persons excluded from participation by action of the Compensation Committee on July 27, 2005, shall not be eligible to participate in the Plan.

4

3.01Compensation
For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:
a.☒ Compensation is defined as:

The Participant’s earned income, including salary, bonus, and other remuneration from the Employer.

b.☐ Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.
c.☒ Director Compensation is defined as:

Annual Retainer and Committee Fees

d.☐ Compensation shall, for all Plan purposes, be limited to $ .
e.☐ Not Applicable.

5

3.02Bonuses
Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

Type	[Will be treated as] Performance Based Compensation
	Yes	No
Bonus	☐	☒
	☐	☐
	☐	☐
	☐	☐
	☐	☐
☐ Not Applicable.

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4.01Participant Contributions
If Participant contributions are permitted, complete (a) and (b). Otherwise complete (c).
a.Amount of Deferrals
i.A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and/or “percentage amount”.
i.Compensation other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Base Salary	$1,000		1%	100%	1%
			%	%	%
			%	%	%
Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.
ii.Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Bonus			1%	100%	1%
			%	%	%
			%	%	%
iii.Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount		Increment
Min	Max	Min	Max
		%	%	%
iv.Director Compensation

Type of Compensation	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Retainer			1%	100%	1%
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Committee Fees	1%	100%	1%
Other:	%	%	%
Other:	%	%	%
b.Election Period
i.Performance Based Compensation
A special election period
☐ Does
☒ Does Not
apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.
The special election period, if applicable, will be determined by the Employer.
ii.Newly Eligible Participants
An employee who is classified or designated as an Eligible Employee during a Plan Year
☒ May
☐ May Not
elect to defer only Base Salary and with respect to Directors, Annual Retainer and Committee Fees, earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he or she is eligible to participate in the Plan.
The special election period, if applicable, will be determined by the Employer.
c.No Participant Contributions

☐ Participant contributions are not permitted under the Plan.

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5.01Employer Contributions
If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).
a.Matching Contributions
i.Amount
For each Plan Year, the Employer shall make a matching contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:
(A)☐ [insert percentage]% of the Compensation the Participant has elected to defer for the Plan Year
(B)☒ An amount determined by the Employer in its sole discretion
(C)☐ Matching contributions for each Participant shall be limited to $ and/or [insert percentage]% of Compensation
(D)☐ Other:

(E)☐ Not Applicable [Proceed to Section 5.01(b)]
ii.Eligibility for matching contribution
A Participant who defers Compensation for the Plan Year shall receive an allocation of matching contributions determined in accordance with Section 5.01(a)(i) provided he or she satisfies the following requirements [complete the ones that are applicable]:
(A)☐ Describe requirements:

(B)☒ Is selected by the Employer in its sole discretion to receive an allocation of matching contributions
(C)☐ No requirements
iii.Time of Allocation
Matching contributions, if made, shall be treated as allocated [select one]:
(A)☒ As of the last day of the Plan Year
(B)☒ At such times as the Employer shall determine in its sole discretion
(C)☐ At the time the Compensation on account of which the matching contribution is being made would otherwise have been paid to the Participant
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(D)☐ Other:

b.Other Contributions
i.Amount
The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:
(A)☒ An amount equal to [insert percentage]% of the Participant’s Compensation
(B)☒ An amount determined by the Employer in its sole discretion
(C)☐ Contributions for each Participant shall be limited to $
(D)☐ Other:

(E)☐ Not Applicable [Proceed to Section 6.01]
ii.Eligibility for Other Contribution
A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he or she satisfies the following requirements [complete the one that is applicable]:
(A)☒ Describe requirements:

(B)☒ Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions
(C)☐ No requirements
iii.Time of Allocation
Employer contributions, if made, shall be treated as allocated [select one]:
(A)☒ As of the last day of the Plan Year
(B)☒ At such times or times as the Employer shall determine in its sole discretion
(C)☐ Other:

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c.No Employer Contributions
☐ Employer contributions are not permitted under the Plan.
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6.01Distributions
The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.
a.Timing of Distributions
i.All distributions shall commence in accordance with the following [choose one]:
(A)☐ As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).
(B)☐ Monthly on specified day 1st day of month.
(C)☐ Annually on specified month and day [insert month and day]
(D)☐ Calendar quarter on specified month and day [insert month and day] [insert numerical quarter 1, 2, 3, or 4]
ii.The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:
(A)☐ Event Delay – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for [insert number of months] months
(B)☐ Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases
(C)☐ Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

(D)☒ Not applicable
b.Distribution Events
i.Participant Contributions under Section 4.01(a)
Effective with respect to amounts credited beginning on or after January 1, 2022, Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

	Lump Sum	Installments
(A) ☒ Specified Date	☒	2-5 years
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(B) ☐ Specified Age	☐	years
(C) ☒ Separation from Service	☒	2 -15 years
(D ) ☐ Separation from Service plus 6 months	☐	years
(E) ☐ Separation from Service plus months [not to exceed months]	☐	years
(F) ☐ Retirement	☐	years
(G) ☐ Retirement plus 6 months	☐	years
(H) ☐ Retirement plus 12 months	☐	years
(I) ☐ Disability	☐	years
(J) ☐ Death	☐	years
(K) ☐ Change in Control	☐	years
The minimum deferral period for Specified Date or Specified Age event shall be ~~one (1)~~three (3) years.
Installments may be paid [select each that applies]
☒ Monthly – only for distributions upon Separation from Service
☐ Quarterly
☐ Semi-Annually
☒ Annually

ii.Employer Contributions under Section 5.01(a) and (b)
Effective with respect to amounts credited beginning on or after January 1, 2022, Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

	Lump Sum	Installments
(A) ☒ Specified Date	☒	2-5 years
(B) ☐ Specified Age	☐	years
(C) ☒ Separation from Service	☒	2 -15 years
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(D ) ☐ Separation from Service plus 6 months	☐	years
(E) ☐ Separation from Service plus months [not to exceed months]	☐	years
(F) ☐ Retirement	☐	years
(G) ☐ Retirement plus 6 months	☐	years
(H) ☐ Retirement plus 12 months	☐	years
(I) ☐ Disability	☐	years
(J) ☐ Death	☐	years
(K) ☐ Change in Control	☐	years
The minimum deferral period for Specified Date or Specified Age event shall be ~~one (1)~~three (3) years
Installments may be paid [select each that applies]
☒ Monthly – only for distributions upon Separation from Service
☐ Quarterly
☐ Semi-Annually
☒ Annually

c.Specified Date and Specified Age elections may not extend beyond age Not Applicable.
d.Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

Events	Form of Payment
	Lump Sum	Installments

☐ Separation from Service	☐

☐ Separation from Service before Retirement	☐

14

☒ Death	☒

☐ Disability	☐

☐ Not Applicable	☐

e.Involuntary Cashouts
☒ If the Participant’s vested Account at the time of his or her Separation from Service does not exceed $10,000, distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.
☐ There are no involuntary cashouts.
f.Retirement
☒ Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

Attains age 65.
With respect to a Director, Retirement shall mean the date the Participant is no longer an active member of the Board of Directors of an Employer. For this purpose, status as a director emeritus or advisory director shall not be considered active board membership.
☐ No special definition of Retirement applies.
g.Distribution Election Change
A Participant
☒ Shall
☐ Shall Not
be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.
A Participant shall generally be permitted to elect such modification an unlimited number of times.
Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.
h.Frequency of Elections
The Plan Sponsor
15

☒ Has
☐ Has Not
elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he or she first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.
i.Disability
For Purposes of Section 2.11 of the Plan, Disability shall be defined as
☒ Total disability as determined by the Social Security Administration or the Railroad Retirement Board.
☒ As determined by the Employer’s long term disability insurance policy.
☐ As follows [insert description of requirements]:

☐ Not applicable.
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7.01Vesting
a.Matching Contributions
The Participant’s vested interest in the amount credited to his or her Account attributable to matching contributions shall be based on the following schedule:

☒	Years of Service	Vesting %

	0%		[insert “100” if there is immediate vesting]

	1%

	2	100%

	3%

	4%

	5%

	6%

	7%

	8%

	9%
☐ Other:

☐ Class year vesting applies:

☐ Not applicable.

b.Other Employer Contributions
17

The Participant’s vested interest in the amount credited to his or her Account attributable to Employer contributions other than matching contributions shall be based on the following schedule:

☒	Years of Service	Vesting %

	0%		[insert “100” if there is immediate vesting]

	1%

	2	100%

	3%

	4%

	5%

	6%

	7%

	8%

	9%

☐ Other:

☐ Class year vesting applies:

☐ Not applicable.

c.Acceleration of Vesting
The Participant’s vested interest in his or her Account will automatically be 100% upon the occurrence of the following events [select the ones that are applicable]:
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i.☒ Death.
ii.☒ Disability.
iii.☒ Change in Control.
iv.☒ Eligibility for Retirement.
v.☐ Other:

vi.☐ Not applicable.
d.Years of Service
i.A Participant’s Years of Service shall include all service performed for the Employer and
☒ Shall
☐ Shall Not
include service performed for the Related Employer.
ii.Years of Service shall also include service performed for the following entities:

iii.Years of Service shall be determined in accordance with [select one]:
(A)☒ The elapsed time method in Treas. Reg. Sec. 1.410(a)-7
(B)☐ The general method in DOL Reg. Sec. 2530.200b-1 through b-4
(C)☐ Participant’s Years of Service credited under:

[insert name of plan]
19

(D)☐ Other:

iv.☐ Not applicable.
20

8.01Unforeseeable Emergency
(a)A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:
☐ Will
☒ Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]
be allowed.
(b)Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:
☐ Will
☐ Will Not
be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.
21

9.01Investment Decisions
Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:
(a)☒ The Participant or his or her Beneficiary
(b)☐ The Employer
22

10.01Trust
The Employer [select one]:
☒ Does
☐ Does Not
intend to establish a trust as provided in Article 11 of the Plan.
23

11.01Termination Upon Change In Control
The Plan Sponsor
☒ Reserves
☐ Does Not Reserves
the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.
11.02Automatic Distribution Upon Change In Control
Distribution of the remaining vested balance of each Participant’s Account
☐    Shall
☒    Shall Not
automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.
11.03Change In Control
A Change in Control for Plan purposes includes the following [select each definition that applies]:
a.☒ A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.
b.☒ A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.
c.☒ A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.
d.☐ Not Applicable.
24

12.01Governing State Law
The laws of Delaware shall apply in the administration of the Plan to the extent not preempted by ERISA.
25

Appendix A
Special Effective Dates
The First Interstate BancSystem, Inc. Deferred Compensation Plan SERP Award Notices from 2016 and 2024 as may be amended from time to time are incorporated into this Plan, copies of which are attached hereto.

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